Exhibit 3.1

AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED
OPERATING AGREEMENT
OF
KKR FINANCIAL HOLDINGS LLC

This Amendment No. 3 (this “Amendment”) to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), is made as of June 27, 2014. Capitalized terms used herein and not otherwise defined are used as defined in the Current Agreement (as defined below).

WHEREAS, the Company was formed pursuant to (i) the Certificate of Formation of the Company, dated January 17, 2007, as filed in the office of the Secretary of State of the State of Delaware on January 17, 2007, and (ii) the Operating Agreement of the Company, dated as of January 17, 2007 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Operating Agreement of the Company, dated as of May 3, 2007, as amended effective March 24, 2009, and was further amended by (i) Amendment No. 1 to the Amended and Restated Operating Agreement, dated as of February 28, 2010, (ii) Amendment No. 2 to the Amended and Restated Operating Agreement, dated as of January 10, 2013, and (iii) the Share Designation of the 7.375% Series A LLC Preferred Shares, dated as of January 17, 2013 (as so amended, the “Current Agreement”);

WHEREAS, the board of directors of the Company (the “Board”), pursuant to Article 18 of the Current Agreement, has the authority to amend the Current Agreement as specified in this Amendment upon affirmative vote of the majority of the Board; and

WHEREAS, a committee of Independent Directors (as defined in the Current Agreement), empowered to act on behalf of the Board, has approved this Amendment.

NOW, THEREFORE, in consideration of the premises set forth in this Amendment, the Current Agreement is hereby amended as follows:

I.             AMENDMENTS.

A.            Section 6.5 of the Current Agreement is hereby amended by deleting the first sentence thereof.

B.            Section 6.13 of the Current Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.13  Voting.  The action of the majority of the Directors (which majority must include at least one Director who was appointed as a Director pursuant to the terms of the Management Agreement, unless the Board of Directors delegates such matter to a committee composed entirely of Independent Directors) present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of

Directors necessary to constitute a quorum at such meeting (which majority must include at least one Director who was appointed as a Director pursuant to the terms of the Management Agreement, unless the Board of Directors delegates such matter to a committee composed entirely of Independent Directors) shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement.”

C.            Section 7.1(a) of the Current Agreement is hereby amended by replacing “shall” in the fourth sentence thereof with “may”.

D.            Section 7.12 of the Current Agreement is hereby amended by replacing “shall render” in the second paragraph thereof with “shall, upon the request of the Board of Directors, render”.

E.            Section 9.2 of the Current Agreement is hereby amended by replacing “shall” with “may” and inserting the following words at the end thereof:

“and shall be held for the holders of Preferred Shares to the extent that the holders of such Preferred Shares have the right to elect one or more Directors to the Board of Directors.”

F.             Section 9.3 of the Current Agreement is hereby amended by deleting “, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act” in the second sentence of clause (1) thereof.

G.            Section 9.5 of the Current Agreement is hereby amended by inserting “unless waived by each Member entitled to vote at such meeting,” immediately following “Not less than ten nor more than 90 days before each meeting of Members,”.

H.            Section 9.6 of the Current Agreement is hereby amended by inserting “unless waived by each Member entitled to vote at such meeting,” immediately following “in the case of a meeting of Members,” in the second sentence of the first paragraph thereof.

I.             Section 13.1(a) of the Current Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         The Company (i) shall indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer or Tax Matters Member of the Company, and (ii) may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case for clauses (i) and (ii) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

The Company (i) shall indemnify, to the fullest extent permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, or Tax Matters Member of the Company, and (ii) may indemnify, to the fullest extent permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case for clauses (i) and (ii) against expenses (including attorneys’ fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.”

II.            MISCELLANEOUS

A.            Full Force and Effect.  Except to the extent modified hereby, the Current Agreement shall remain in full force and effect.

B.            Governing Law.  This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

MEMBERS:

All of the Members of the Company, by the Secretary, pursuant to the power of attorney granted in Section 1.4 of the Current Agreement

/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Secretary and General Counsel

[Signature Page to Amendment No. 3 to Operating Agreement]